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         EXHIBIT 3.2

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                          AMENDED AND RESTATED BY-LAWS

                                       OF

                        PENN TREATY AMERICAN CORPORATION

                           A Pennsylvania Corporation

                               (December 3, 1996)

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I - OFFICES .........................................................  1
         1.  Registered Office ..............................................  1
         2.  Additional Offices .............................................  1

ARTICLE II - SEAL ...........................................................  1
         1.  Corporate Seal .................................................  1

ARTICLE III - SHAREHOLDERS' MEETING .........................................  1
         1.  Location of Shareholders Meeting ...............................  1
         2.  Date of Annual Shareholders Meeting ............................  1
         3.  Failure to Hold Annual Meeting .................................  2
         4.  Quorum .........................................................  2
         5.  Shareholder Action .............................................  3
         6.  Proxies ........................................................  3
         7.  Voting .........................................................  4
         8.  Notice of Annual Meeting of Shareholders .......................  6
         9.  Judges of Election .............................................  7
         10. Special Meetings of Shareholders ...............................  7
         11. Business Transacted at Special Meetings of Shareholders ........  8
         12. Notice of Special Meetings of Shareholders .....................  8
         13. Shareholders List ..............................................  8
         14. Action by Unanimous Consent of Shareholders in Lieu
               of a Meeting .................................................  9
         15. Action by Majority Consent of Shareholders in Lieu
               of a Meeting .................................................  9

ARTICLE IV - DIRECTORS ......................................................  9
         1.  Number and Class of Directors ..................................  9
         2.  Removal of Directors; Vacancies ................................ 11
         3.  Powers of Directors ............................................ 11
         4.  Location of Meetings of the Board of Directors ................. 11
         5.  Meetings of the Board of Directors ............................. 11
         6.  Annual Meetings of the Board of Directors ...................... 12
         7.  Special Meetings of the Board of Directors ..................... 12
         8.  Quorum ......................................................... 12
         9.  Compensation ................................................... 12
         10. Standard of Care ............................................... 13
         11. Liability of Directors ......................................... 14
         12. Tender Offers - Directors Duty ................................. 14
         13. Nomination of Board of Directors ............................... 16

ARTICLE V - OFFICERS ........................................................ 17
         1.  Officers ....................................................... 17
         2.  Compensation ................................................... 17
         3.  Term of Office ................................................. 18
         4.  The Chief Executive Officer .................................... 18
         5.  The President .................................................. 18
         6.  The Secretary .................................................. 19
         7.  The Treasurer .................................................. 19


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ARTICLE VI - VACANCIES ...................................................... 20
         1.  Vacancies ...................................................... 20

ARTICLE VII - CORPORATE RECORDS ............................................. 20
         1.  Minute Books and Share Register ................................ 20
         2.  Inspection of Corporate Records ................................ 20

ARTICLE VIII - SHARE CERTIFICATES, DIVIDENDS, ETC. .......................... 21
         1.  Share Certificates ............................................. 21
         2.  Transfers of Shares ............................................ 21
         3.  Record Date .................................................... 21
         4.  Lost Stock Certificate ......................................... 23
         5.  Dividends ...................................................... 23
         6.  Payment of Dividends ........................................... 24

ARTICLE IX - MISCELLANEOUS PROVISIONS ....................................... 24
         1.  Checks or Demands for Money .................................... 24
         2.  Fiscal Year .................................................... 24
         3.  Written Notice ................................................. 24
         4.  Waiver of Notice ............................................... 25
         5.  Participation in Meetings by Telephone Conference Call ......... 26
         6.  Opt-Out Provisions ............................................. 26

ARTICLE X - ANNUAL STATEMENT ................................................ 27
         1.  Annual Statement ............................................... 27

ARTICLE XI - AMENDMENTS ..................................................... 27
         1.  Procedure ...................................................... 27

ARTICLE XII - INDEMNIFICATION OF DIRECTORS, OFFICERS
              EMPLOYEES AND AGENTS; INSURANCE ............................... 28
         1.  General Rule ................................................... 28
         2.  Derivative Actions ............................................. 29
         3.  Success on Merits .............................................. 30
         4.  Determination .................................................. 30
         5.  Advancing Expenses ............................................. 30
         6.  Not Exclusive of Other Rights .................................. 31
         7.  Power to Purchase Insurance .................................... 31
         8.  Creation of a Fund to Secure Indemnification ................... 32
         9.  Willful Misconduct or Recklessness ............................. 32
         10. Authority ...................................................... 32


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                              AMENDED AND RESTATED
                                     BY-LAWS
                                       OF
                        PENN TREATY AMERICAN CORPORATION

                               ARTICLE I - OFFICES

      1. Registered Office. The registered office of the Corporation shall be at 3440 Lehigh Street, Allentown, Pennsylvania 18103.

      2. Additional Offices. The Corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

                                ARTICLE II - SEAL

      1. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, PENNSYLVANIA."

                       ARTICLE III - SHAREHOLDERS' MEETING

      1. Location of Shareholders Meeting. Meetings of shareholders may be held at the registered office of the Corporation or at such other place within or without the Commonwealth of Pennsylvania as may from time to time be selected by the Board of Directors.

      2. Date of Annual Shareholders Meeting. The annual meeting of the shareholders, shall be held on the fourth Friday of May in each year if not a legal holiday, and if a legal holiday, then on the next secular day following at such time and place as may be specified in the notice thereof, at which time they shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting. If the annual meeting is not called and held within six months after the designated time, any shareholder may call the meeting at anytime thereafter.


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      3. Failure to Hold Annual Meeting. Failure to hold the annual meeting at the designated time shall not work a dissolution of the Corporation or affect otherwise valid corporate acts.

      4. Quorum. (a) A meeting of the Corporation duly called shall not be organized for the transaction of business unless a quorum is present. The presence of shareholders, in person or by proxy, entitled to cast a least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on the matter. The shareholders present, in person or by proxy, at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, those shareholders present and entitled to vote may, except as otherwise provided in this paragraph, adjourn the meeting to such time and place as they may determine.

            (b) Those shareholders entitled to vote, in person or by proxy, who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least fifteen days because of an absence of a quorum, although less than a quorum as fixed in this paragraph or in these by-laws, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter. When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken unless the Board fixes a new record date for the adjourned meeting.

      5. Shareholder Action. Unless otherwise provided in this paragraph or these by-laws, whenever any corporate action is to be taken by a vote of the shareholders of the Corporation it shall be authorized by a majority of the votes cast at a duly organized meeting of the shareholders by the holders of shares entitled to vote thereon.

      6. Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person to act for


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him by proxy. The presence of, or vote or other action at a meeting of shareholders, or the expression of consent or dissent to corporate action in writing, by a proxy of a shareholder shall constitute the presence of, or vote or action by, or written consent or dissent of the shareholder for the purposes of this paragraph. Where two or more proxies of a shareholder are present, the Corporation shall, unless otherwise expressly provided in the proxy, accept as the vote of all shares represented thereby the vote cast by a majority of them and, if a majority of the proxies cannot agree whether the shares represented shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among those persons. Every proxy shall be executed in writing by the shareholder or by his duly authorized attorney-in-fact and filed with the Secretary of the corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the Secretary of the corporation. An unrevoked proxy shall not be valid after three years from the date of the execution unless a longer time is expressly provided therein. A proxy shall not be revoked by death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the Secretary of the Corporation.

      7. Voting. (a) Shares of the Corporation standing in the name of a trustee or other fiduciary and shares held by an assignee for the benefit of creditors or by a receiver may be voted by the trustee, fiduciary, assignee or receiver. A shareholder whose shares are pledged shall be entitled to vote the shares until the shares have been transferred into the name of the pledgee, or a nominee of the pledgee, but nothing in this paragraph shall affect the validity of a proxy given to a pledgee or nominee. Where shares of the Corporation are held jointly or as tenants in common by two or more persons, as fiduciaries or otherwise: (i) if only one or more such persons is present in person or by proxy, all of the shares standing in the names of such person shall be deemed to be represented for the purpose of determining a quorum and the Corporation shall accept as the vote of all the shares the vote cast by him or a majority of them; and (ii) if the persons are equally divided upon whether the shares held by them shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among the persons without prejudice to the right of the joint owners or the beneficial owners thereof among


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themselves. If there has been filed with the Secretary of the Corporation a copy, certified by an attorney at law to be correct, of the relevant portions of the agreement under which the shares are held or the instrument by which the trust or estate was created or the order of court appointing them or of any order of court directing the voting of the shares, the persons specified as having such voting power in the latest document so filed, and only those persons shall be entitled to vote the shares but only in accordance therewith.

            (b) Any other domestic or foreign corporation for profit or not-for-profit that is a shareholder of the Corporation may vote by any of its officers or agents, or by proxy appointed by any officer or agent, unless some other person, by resolution of the board of directors of the other corporation or a provision of its articles or by-laws, a copy of which resolution or provision certified to be correct by one of its officers has been filed with the Secretary of the Corporation, is appointed its general or special proxy in which case that person shall be entitled to vote the shares. Shares of a domestic or foreign corporation for profit or not-for-profit other than a business corporation, standing in the name of a shareholder that is a business corporation, may be voted by the persons and in the manner provided for in the case of business corporations by the foregoing sentence unless the laws of the jurisdiction in which the issuer of the shares is incorporated require the shares or memberships to be voted by some other person or persons or in some other manner in which case, to the extent that those laws are inconsistent herewith, this paragraph shall not apply. Shares of the Corporation owned, directly or indirectly, by it and controlled, directly or indirectly, by the Board of Directors of the Corporation, as such, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares for voting purposes at any given time.

      8. Notice of Annual Meeting of Shareholders. Written notice of the annual meeting shall be mailed to each shareholder entitled to vote thereat, at such address as appears on the books of the Corporation, at least five days prior to the meeting unless a greater period is required by statute in a particular case. For a meeting called to consider a fundamental change under Chapter 19 of the Business Corporation Law of 1988, written notice shall be given at least ten days prior to the meeting.


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      9. Judges of Election. In advance of any meeting of shareholders, the
Board of Directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election be not so appointed, the chairman of any such meeting may, and on the request of any shareholder or his proxy, shall, make such appointment at the meeting. The number of judges shall be one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present and entitled to vote shall determine whether one or three judges are to be appointed. On request of the chairman of the meeting, or of any shareholder or his proxy, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. No person who is a candidate for office shall act as a judge.

      10. Special Meetings of Shareholders. Special meetings of the shareholders may be called at any time by the Board of Directors or by the President. At any time, upon written request of any person who has called a special meeting, it shall be the duty of the Secretary to fix the time of the meeting which, if the meeting is called pursuant to a statutory right, shall be held not more than sixty days after receipt of the request. If the Secretary neglects or refuses to fix the time of the meeting, the person or persons calling the meeting may do so.

      11. Business Transacted at Special Meetings of Shareholders. Business transacted at all special meetings shall be confined to the objects stated in the call and matters germane thereto.

      12. Notice of Special Meetings of Shareholders. Written notice of a special meeting of shareholders stating the time and place and object thereof, shall be mailed, postage prepaid, to each shareholder entitled to vote thereat at such address as appears on the books of the corporation, at least five days before such meeting, unless a greater period of notice is required by statute in a particular case. For a meeting called to consider a fundamental change under Chapter 19 of the Business Corporation Law of 1988, written notice shall be given at least ten days prior to the meeting.

      13. Shareholders List. The office or agent having charge of the transfer books shall make a complete list of the shareholders entitled to vote at any meeting of shareholders arranged in alphabetical order, with the address of and the number of shares held by each. Such list shall be subject to inspection by any shareholder during the whole time of the meeting.


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      14. Action by Unanimous Consent of Shareholders in Lieu of a Meeting. Any
action required or permitted to be taken at a meeting of the shareholders or of a class of shareholders of the Corporation may be taken if, prior or subsequent to the action a consent or consents thereto by all the shareholders who would be entitled to vote at a meeting are filed with the Secretary.

      15. Action by Majority Consent of Shareholders in Lieu of a Meeting. If the Articles so permit, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting upon the written consent of the shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. Such consents shall be filed with the secretary of the Corporation. The action shall not become effective until at least ten days' written notice of the action has been given to each shareholder entitled to vote thereon who has not consented thereto.

                             ARTICLE IV - DIRECTORS

      1. Number and Class of Directors. Except as otherwise fixed pursuant to the provisions of Article Fifth of the Articles of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation to election of additional directors under specified circumstances, the number of directors shall be fixed at nine (9). The directors shall be natural persons of full age, who need not be residents of this Commonwealth or shareholders in the Corporation. At the annual election of directors to be held at the annual meeting of shareholders in 1987, the directors shall be divided into three (3) classes, as nearly equal as possible, known as Class I, Class II, and Class III. The initial directors of Class I shall serve until the 1988 annual meeting of shareholders, at which time the directors of Class I shall be elected for a term of three (3) years and shall thereafter be elected every three (3) years for three (3) year terms. The initial directors of Class II shall serve until the 1989 annual meeting of shareholders, at which time the directors of Class II shall be elected for a term of three (3) years and shall thereafter be elected every three (3) years for three (3) year terms. The initial directors of Class III shall serve until the 1990 annual meeting of shareholders, at which time the directors of Class III shall be elected for a term of three (3) years and shall thereafter be elected


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every three (3) years for three (3) year terms. Each director elected shall hold office until his or her successor is elected and qualified.

      The term "entire Board" as used in these by-laws means the total number of directors which the Corporation would have if there were no vacancies.

      2. Removal of Directors; Vacancies. Any member of the Board of Directors may be removed for cause only by the affirmative vote of the holders of 67% of the combined voting power of all shareholders who are entitled to vote for the election of directors, voting together as a single class. Proper "cause" shall be determined by the vote of not less than 67% of the entire Board of Directors. A director elected to fill a vacant position, however created, shall serve for the remainder of the term of the director he or she is replacing.

      3. Powers of Directors. In addition to the powers and authorities by these by-laws expressly conferred upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles or by these by-laws directed or required to be exercised or done by the shareholders.

      4. Location of Meetings of the Board of Directors. The meetings of the Board of Directors may be held at such place within this Commonwealth, or elsewhere, as a majority of the directors may from time to time appoint, or as may be designated in the notice calling the meeting.

      5. Meetings of the Board of Directors. Each newly elected Board may meet at such place and time as shall be fixed by the shareholders at the meeting at which such directors are elected and no notice shall be necessary to the newly elected directors in order to legally constitute the meeting, or they may meet at such place and time as may be fixed by the consent in writing of all the directors.

      6. Annual Meetings of the Board of Directors. Annual meetings of the Board shall be held without notice immediately following the annual meeting of the shareholders, at the registered office of the Corporation, or at such other time and place as shall be determined by the Board.

      7. Special Meetings of the Board of Directors. Special meetings of the Board may be called by the President on one day's notice to each director, either personally or by mail or by telegram;


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special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two directors.

      8. Quorum. A majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors. If all the directors shall severally or collectively consent in writing to any action to be taken by the Corporation, such action shall be as valid a corporate action as though it had been authorized at a meeting of the Board of Directors.

      9. Compensation. Directors as such, shall not receive any stated salary for their services, but by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board, provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

      10. Standard of Care. A director of the Corporation shall stand in a fiduciary relation to the Corporation and shall perform his duties as a director, including his duties as a member of any committee of the Board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation, and with such are, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his duties, a director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

            (a) One or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented;

            (b) Counsel, public accountants or other persons to matters which the director reasonably believes to be within the professional or expert competence of such person; and/or

            (c) A committee of the Board upon which he does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.


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      A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause his reliance to be unwarranted.

      11. Liability of Directors. A director of the Corporation shall not be personally liable for monetary damages as such for any action taken, or any failure to take any action, unless:

            (a) the director has breached his duty of good faith or duty of loyalty or failed to perform the duties of his office; and/or

            (b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

      12. Tender Offers - Directors Duty. (a) The Board of Directors may, if it deems advisable, oppose a tender offer, or other offer for the Corporation's securities, whether the offer is in cash or in the securities of a corporation or otherwise. When considering whether to oppose an offer, the Board of Directors may, but is not legally obligated to, consider any pertinent issue. By way of illustration, but not of limitation, the Board of Directors may, but shall not be legally obligated to, consider any or all of the following:

            (i) whether the offer is acceptable based on historical and present operating results or the financial condition of the Corporation and its subsidiaries, and their future prospects;

            (ii) whether a more favorable offer could be obtained for the Corporation's, or its subsidiaries,' securities or assets in the future;

            (iii) the social, economic or any other material impact which an acquisition of the Corporation, or substantially all of its assets, would have upon the employees, insureds and customers of the Corporation and its subsidiaries and the communities in which they serve;

            (iv) the reputation and business practices of the offeror and its management and affiliates as they would affect the employees, insureds and customers of the Corporation and its subsidiaries and the future value of the corporation's stock;

            (v) the value of the securities (if any) which the offeror is offering in exchange for the Corporation's, or its subsidiaries', securities or assets based on an analysis of the


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      worth of the Corporation, or if its subsidiaries, as compared to the offeror corporation or other entity whose securities are being offered; and/or

            (vi) any antitrust or other legal or regulatory issues that are raised by the offer.

            (b) If the Board of Directors determines that an offer should be rejected, it may take any lawful action to accomplish its purposes including, but not limited to, any or all of the following: advising shareholders not to accept the offer; litigation against the offeror; filing complaints with all governmental and regulatory authorities; acquiring the Corporation's securities; selling or otherwise issuing authorized shares of preferred stock with such designations, preferences, qualifications, limitations, restrictions and/or special rights as the Board of Directors deems appropriate; selling or otherwise issuing authorized but unissued securities or treasury stock or granting options with respect thereto; acquiring a company to create an antitrust or other regulatory problem for the offeror; and obtaining a more favorable offer from another individual or entity.

      13. Nomination of Board of Directors. Nominations for election to the Board of Directors may be made by the Board of Directors or a committee appointed by the Board of Directors or, subject to the rights of the holders of preferred stock, by any shareholder of any outstanding class of common stock of the Corporation entitled to vote for election of directors. Nominations, other than those made by or on behalf of the Board of Directors of the Corporation, shall be made in writing and shall be delivered or mailed to the President of the Corporation not less than fifty (50) days nor more than seventy-five (75) days prior to any meeting of shareholders called for the election of directors, provided, however that if less than fifty (50) days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Corporation not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder(s): (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of common stock of the Corporation that will be voted for each proposed nominee by the notifying shareholder(s); (d) the name and residence address of the notifying shareholder(s). Nominations not made


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in accordance herewith shall be disregarded by the chairman of the meeting and votes cast for such nominee shall not be counted.

                              ARTICLE V - OFFICERS

      1. Officers. The executive officers of the Corporation shall be chosen by the directors and shall be a Chief Executive Officer, President, Secretary, and Treasurer. The Board of Directors may also choose one or more Vice-Presidents and such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board. Any two or more offices may be held by the same person. It shall not be necessary for the officers to be directors.

      2. Compensation. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

      3. Term of Office. The officers of the Corporation shall hold office for one year and until their successors are chosen and shall have qualified. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in their judgment the best interests of the Corporation will be served thereby.

      4. The Chief Executive Officer. The Chief Executive Officer shall preside at all meetings of the shareholders and directors. He shall oversee the general and active management of the Corporation and shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation. He shall be Ex-Officio a member of all committees, and shall have the general powers and duties of supervision and management usually vested in the office of Chief Executive Officer of a corporation and shall perform such other duties as from time to time may be assigned by the Board of Directors.

      5. The President. The President shall have general and active management of the business of the Corporation, shall see that all orders and resolutions of the Board are carried into effect, subject, however, to the right of the directors to delegate any specific powers, except such as may be by statute exclusively conferred on the President, to any other officer or officers of the Corporation. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation. He shall have


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the general powers and duties of supervision and management usually vested in the office of President of a corporation and shall perform such other duties as from time to time may be assigned by the Board of Directors.

      6. The Secretary. The Secretary shall attend all sessions of the Board and all meetings of the shareholders and act as clerk thereof, and record all the votes of the Corporation and the minutes of all its transactions in a book to be kept for that purpose; and shall perform like duties for all committees of the Board of Directors when required. He shall give, or cause to be given, notice of all meetings of the shareholders and the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, Chief Executive Officer or President, and under whose supervision he shall be. He shall keep in safe custody the corporate seal of the Corporation, and when authorized by the Board, affix the same to any instrument requiring it.

      7. The Treasurer. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall keep the moneys of the Corporation in a separate account to the credit of the Corporation. He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, President and directors, at the annual meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

                             ARTICLE VI - VACANCIES

      1. Vacancies. If the office of any one or more officer or agent becomes vacant for any reason, the Board of Directors may choose a successor or successors, who shall hold office for the unexpired term in respect of which such vacancy occurred.


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                         ARTICLE VII - CORPORATE RECORDS

      1. Minute Books and Share Register. There shall be kept at the registered office or principal place of business of the Corporation an original or duplicate record of the proceedings of the shareholders and of the directors, and the original or a copy of its by-laws, including all amendments or alterations thereto to date, certified by the Secretary of the Corporation. At the registered office, principal place of business or at the office of the Corporation's transfer agent, an original or duplicate share register shall also be kept giving the names of the shareholders in alphabetical order, and showing their respective addresses, the number and classes of shares held by each, the number and date of certificates issued for the shares, and the number and date of cancellation of every certificate surrendered for cancellation.

      2. Inspection of Corporate Records. Every shareholder upon written verified demand stating the purpose thereof, shall have a right to examine, in person or by agent or attorney, at any reasonable time or times, for any reasonable purpose, the share register, books or records of account, and records of the proceedings of the shareholders and directors, and make extracts therefrom.

               ARTICLE VIII - SHARE CERTIFICATES, DIVIDENDS, ETC.

      1. Share Certificates. The share certificates of the Corporation shall be numbered and registered in the share ledger and transfer books of the Corporation, as they are issued. Every share certificate may be executed by facsimile or otherwise on behalf of the Corporation in any manner approved by the Board of Directors. In case any officer who has signed, or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer because of death, resignation or otherwise before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue.

      2. Transfers of Shares. Transfers of shares shall be made on the books of the Corporation upon surrender of the certificates therefor, endorsed by the person named in the certificate or by attorney, lawfully constituted in writing. No transfer shall be made inconsistent with the provisions of Article 8 of the Uniform Commercial Code, and its amendments and supplements.

      3. Record Date. (a) The Board of Directors may fix a time, not more than ninety days, prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights with respect to any such change, conversion, or exchange of shares. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed, as aforesaid. When a determination of shareholders of record has been made as provided in this paragraph for purposes of a meeting the determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date for the adjourned meeting.

            (b) If a record date is not fixed:

                  (1) The record date for determining shareholders entitled to notice of to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held.

                  (2) The record date for determining shareholders entitled to express consent or dissent to corporate action in writing without a meeting when prior action by the Board of Directors is not necessary, shall be the close of business on the day on which the first written consent or dissent is filed with the Secretary.

                  (3) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

      4. Lost Stock Certificate. Any person claiming a share certificate to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of

Directors may require, and shall give the Corporation a bond of indemnity with sufficient surety to protect the Corporation or any person injured by the issue of a new certificate from any liability or expense which it or they may incur by reason of the original certificate remaining outstanding, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed, but always subject to the approval of the Board of Directors.

      5. Dividends. Subject to the provisions of Section 1551, the Board of Directors may, in its discretion, declare and pay dividends and make other distributions upon the outstanding shares of the Corporation from time to time and to such extent as they deem advisable, in cash, property or in shares of the Corporation.

      6. Payment of Dividends. Before payment of any dividend there may be set aside out of the net profits of the Corporation such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may abolish any such reserve in the manner in which it was created.

                      ARTICLE IX - MISCELLANEOUS PROVISIONS

      1. Checks or Demands for Money. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

      2. Fiscal Year. The fiscal year shall end the 31st day of December of each year.

      3. Written Notice. Whenever written notice is required to be given to any person by statute, or by the Articles of Incorporation or these by-laws, it may be given to such person, either personally or by sending a copy thereof by first class or express mail, postage pre-paid or by telegram (with messenger service specified), telex or TWX (with answer back received) or courier service, charges prepaid, or by telecopier, to his address (or to his telex, TWX, telecopier or telephone number) appearing on the books of the Corporation, or in the case of directors, supplied by him to the Corporation for the purpose of notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex or TWX, when dispatched. A notice of meeting shall specify the place, day and hour of the meeting and, in the case of a special meeting, the general nature of the business to be transacted.

      4. Waiver of Notice. Whenever any written notice is required to be given by statute, or by the Articles or the by-laws of this Corporation, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Except as otherwise provided by statute and in these by-laws, neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting. In the case of a special meeting of shareholders, the waiver of notice shall specify the general nature of the business to be transacted. Attendance of a person either in person or by proxy, at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

      5. Participation in Meetings by Telephone Conference Call. One or more persons may participate in a meeting of the Board, of a committee of the incorporators, the Board or of the shareholders, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this paragraph shall constitute presence in person at this meeting.

      6. Opt-Out Provisions. The Corporation hereby explicitly opts out of the provisions of Subchapter H (entitled "Disgorgement by Certain Controlling Shareholders Following Attempts to Acquire Control") of Act No. 1990-36, 15 Pa. C.S. 2571-2575 and these provisions shall accordingly not be applicable to the Corporation. (This amendment to the By-laws was approved by the Board of Directors on July 19, 1990.) The Corporation hereby explicitly opts out of the provisions of Subchapter G (entitled "Control Share Acquisitions") of Act No. 1990-36, 15 Pa.C.S. 2561-2567 and these provisions shall accordingly not be applicable to the Corporation. (This amendment to the By-laws was approved by the Board of Directors on July 19, 1990.)

                          ARTICLE X - ANNUAL STATEMENT

      1. Annual Statement. The President and Board of Directors shall present at each annual meeting a full and complete statement of the business and affairs of the Corporation for the preceding year. Such statement shall be prepared and presented in whatever manner the Board of Directors shall deem advisable and need not be verified by a certified public accountant.

                             ARTICLE XI - AMENDMENTS

      1. Procedure. These by-laws may be altered, amended or repealed, or new by-laws may be adopted by the Board of Directors, subject always to the power of the shareholders to change such action, at any regular meeting of the Board of Directors or at any special meeting of the Board of directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting; provided that notwithstanding the foregoing, the provisions of Article IV, paragraphs 1, 2, 10, 11, 12 and 13, Article XII or this Article XI of these by-laws may be altered, amended, or repealed only upon the affirmative vote of 67% of the combined voting power of all shareholders who are entitled to vote thereon, voting as a single class.

              ARTICLE XII - INDEMNIFICATION OF DIRECTORS, OFFICERS
                         EMPLOYEES AND AGENTS; INSURANCE

      1. General Rule. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by this Corporation against expenses (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceedings by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      2. Derivative Actions. Any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by this Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation; except, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Common Pleas of the county in which the registered office of the Corporation is located or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Co urt of Common Pleas or such other court shall deem proper.

      3. Success on Merits. To the extent that a director, officer, employee or agent as above described has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph 1 or 2 of this Article or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      4. Determination. Any indemnification under paragraph 1 or 2 of this Article (unless ordered by a court) shall be made only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such subparagraph. Such determination shall be made:

            (a) By the vote of the Board of Directors consisting of directors who were not parties to such action, suit or proceedings; or

            (b) If such action is not obtainable, or even if obtainable the vote of the disinterested directors so directs, by independent legal counsel in a written opinion, or

            (c) By the shareholders.

      5. Advancing Expenses. Expenses incurred by an officer, director, employee or agent in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article.

      6. Not Exclusive of Other Rights. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      7. Power to Purchase Insurance. The Corporation may, by action of the Board of Directors, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

      8. Creation of a Fund to Secure Indemnification. The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure in any matter its indemnification obligations, whether arising under or pursuant to this Article or otherwise.

      9. Willful Misconduct or Recklessness. Indemnification pursuant to this Article shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

      10. Authority. Indemnification pursuant to this Article, under any by-law, agreement, vote of shareholders, members or directors or otherwise, may be granted for any action taken or any failure to take any action and may be made whether or not the Corporation would have the power to indemnify the person under any provision of law except as provided in this Article and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the Corporation.